EXHIBIT 99

SPS Commerce Reports Second Quarter 2020 Financial Results

Company delivers 78th consecutive quarter of topline growth, with 11% growth in recurring revenue over 2019

MINNEAPOLIS, July 30, 2020 (GLOBE NEWSWIRE) -- SPS Commerce, Inc. (Nasdaq: SPSC), a leader in retail cloud services, today announced financial results for the second quarter ended June 30, 2020.

Revenue was $75.6 million in the second quarter of 2020, compared to $68.5 million in the second quarter of 2019, reflecting 10% growth in revenue from the second quarter of 2019. Recurring revenue grew 11% from the second quarter of 2019.

Net income in the second quarter of 2020 was $11.2 million or $0.31 per diluted share, compared to net income of $8.8 million or $0.24 per diluted share, in the second quarter of 2019. Non-GAAP income per diluted share was $0.37 compared to non-GAAP income per diluted share of $0.30 in the second quarter of 2019.

Adjusted EBITDA for the second quarter of 2020 increased 25% to $20.4 million compared to the second quarter of 2019.

“The dynamics impacting the retail industry continued into the second quarter with both retailers and suppliers seeing the need for increased efficiency and automation across the supply chain, underscoring the critical nature of the service we provide,” said Archie Black, President and CEO of SPS Commerce.  “The challenges we have endured this year have impacted our communities, our businesses and our lives.  We would like to thank SPS Commerce employees for their ongoing dedication to our customers and our communities. We remain committed to take action and make progress in the years ahead.”

“We cannot predict the duration and magnitude of the pandemic and its growing impact on the economy, but the challenges the retail industry faces underscore the need for EDI and supply chain automation.  With our cloud-native operational model, SPS Commerce is well positioned to continue to provide mission critical solutions and support our customers, partners and our community,” said Kim Nelson, CFO of SPS Commerce.

Guidance

For the third quarter of 2020, revenue is expected to be in the range of $76.6 million to $77.1 million.  Third quarter net income per diluted share is expected to be in the range of $0.19 to $0.20 with fully diluted weighted average shares outstanding of approximately 36.3 million shares.  Non-GAAP income per diluted share is expected to be in the range of $0.32 to $0.33.  Adjusted EBITDA is expected to be in the range of $20.5 million to $21.0 million.  Non-cash, share-based compensation expense is expected to be approximately $5.1 million, depreciation expense is expected to be approximately $3.5 million and amortization expense is expected to be approximately $1.4 million.

The dynamics of the current situation continue to impact our business and we continue to monitor the uncertainty around the duration and magnitude of the pandemic, and the impact that a second wave of infections may have on economic activity.  We are also taking into account the possibility of continued pressure on retailers, prolonged store closures and potential bankruptcies, all of which would negatively impact our business.  However, with two quarters left in the year, and the ongoing need for automation across our network which continues to drive momentum for our Fulfillment product, we are reinstating 2020 annual guidance.

For the full year of 2020, revenue is expected to be in the range of $304.1 million to $305.3 million, representing approximately 9% growth over 2019. Full year net income per diluted share is expected to be in the range of $0.99 to $1.00 with fully diluted weighted average shares outstanding of approximately 36.1 million shares.   Non-GAAP income per diluted share is expected to be in the range of $1.41 to $1.42. Adjusted EBITDA is expected to be in the range of $82.4 to $83.5 million, representing approximately 18% to 20% growth over 2019. Non-cash, share-based compensation expense is expected to be approximately $19.6 million, depreciation expense is expected to be approximately $13.4 million and amortization expense is expected to be approximately $5.5 million.

Quarterly Conference Call

SPS Commerce will discuss its quarterly results today via teleconference at 3:30 p.m. CT (4:30 p.m. ET). To access the call, please dial (877) 312-7508, or outside the U.S. (253) 237-1184, with Conference ID # 3793818 at least 15 minutes prior to the 3:30 p.m. CT start time. A live webcast of the call will also be available at http://investors.spscommerce.com under the Events and Presentations menu.  The replay will also be available on our website at http://investors.spscommerce.com.

About SPS Commerce

SPS Commerce is the world’s leading retail network, connecting trading partners around the globe to optimize supply chain operations for all retail partners. We support data-driven partnerships with innovative cloud technology, customer-obsessed service and accessible experts so our customers can focus on what they do best. To date, more than 90,000 companies in retail, distribution, grocery and e-commerce have chosen SPS as their retail network. SPS has achieved 78 consecutive quarters of revenue growth and is headquartered in Minneapolis. For additional information, contact SPS at 866-245-8100 or visit www.spscommerce.com.

SPS COMMERCE, SPS, SPS logo, RETAIL UNIVERSE, 1=INFINITY logo, AS THE NETWORK GROWS, SO DOES YOUR OPPORTUNITY, INFINITE RETAIL POWER, RETAIL UNIVERSE are marks of SPS Commerce, Inc. and Registered in the U.S. Patent and Trademark Office. RSX, IN:FLUENCE, and others are further marks of SPS Commerce, Inc. These marks may be registered or otherwise protected in other countries.

SPS-F

Use of Non-GAAP Financial Measures
To supplement its financial statements, SPS Commerce also provides investors with Adjusted EBITDA and non-GAAP net income per share, which are non-GAAP financial measures. SPS Commerce believes that these non-GAAP measures provide useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations. SPS Commerce's management uses these non-GAAP measures to compare the company's performance to that of prior periods for trend analyses and planning purposes. It uses Adjusted EBITDA for purposes of determining executive and senior management incentive compensation. These measures are also presented to the company's board of directors.

Adjusted EBITDA consists of net income adjusted for depreciation and amortization, investment income (interest income/expense, realized investments gain/loss excluding realized gain/loss from foreign currency on investments), income tax expense, stock-based compensation expense, realized gain/loss from foreign currency on cash and investments held, and other adjustments as necessary for a fair presentation. SPS Commerce uses Adjusted EBITDA as a measure of operating performance because it assists the company in comparing performance on a consistent basis, as it removes from operating results the impact of the company's capital structure. SPS Commerce believes Adjusted EBITDA is useful to an investor in evaluating the company's operating performance because it is widely used to measure a company's operating performance without regard to items such as depreciation and amortization, which can vary depending upon accounting methods and the book value of assets, and to present a meaningful measure of corporate performance exclusive of the company's capital structure and the method by which assets were acquired.

Non-GAAP income per share consists of net income plus stock-based compensation expense, amortization expense related to intangible assets, realized loss from foreign currency on cash and investments held, and other adjustments as necessary for a fair presentation, divided by the weighted average number of shares of common stock outstanding during each period.  SPS Commerce includes an adjustment to non-GAAP income to reflect the income tax effects of the adjustments to GAAP net income. To quantify these tax effects, SPS Commerce recalculates income tax expense excluding the direct book and tax effects of the specific items constituting the non-GAAP adjustments (e.g., stock-based compensation expense). The difference between this recalculated income tax expense and GAAP income tax expense is presented as the income tax effect of the non-GAAP adjustments. SPS Commerce believes non-GAAP income per share is useful to an investor because it is widely used to measure a company's operating performance.  These non-GAAP measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with generally accepted accounting principles in the United States. These non-GAAP financial measures exclude significant expenses and income that are required by GAAP to be recorded in the company's financial statements and are subject to inherent limitations. SPS Commerce urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures that are included in this press release.

Forward-Looking Statements
This press release contains forward-looking statements, including information about management's view of SPS Commerce's future expectations, plans and prospects, including our views regarding future execution within our business, the opportunity we see in the retail supply chain world, our positioning for the future, our performance for the third quarter and full year of 2020, and any statements about the future effect of the COVID-19 pandemic on our business, customers or the global economy and our business prospects, all of which fall within the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors which may cause the results of SPS Commerce to be materially different than those expressed or implied in such statements. Certain of these risk factors and others are included in documents SPS Commerce files with the Securities and Exchange Commission, including but not limited to, SPS Commerce's Annual Report on Form 10-K for the year ended December 31, 2019, as well as subsequent reports filed with the Securities and Exchange Commission. Other unknown or unpredictable factors also could have material adverse effects on SPS Commerce's future results. The forward-looking statements included in this press release are made only as of the date hereof. SPS Commerce cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, SPS Commerce expressly disclaims any intent or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Contact:
Investor Relations
The Blueshirt Group
Irmina Blaszczyk
Lisa Laukkanen
SPSC@blueshirtgroup.com
415-217-4962

SPS COMMERCE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited; in thousands, except share and per share amounts)

	June 30,	December 31,
	2020	2019
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$174,850	$179,252
Short-term investments	50,775	34,284
Accounts receivable	37,840	33,001
Allowance for credit losses	(3,663)	(1,469)
Accounts receivable, net	34,177	31,532
Deferred costs	35,797	35,274
Other assets	8,378	11,279
Total current assets	303,977	291,621
PROPERTY AND EQUIPMENT, less accumulated depreciation of $55,377 and $50,574, respectively	25,510	23,752
OPERATING LEASE RIGHT-OF-USE ASSETS	14,839	15,744
GOODWILL	75,883	76,845
INTANGIBLE ASSETS, net	19,790	22,668
INVESTMENTS	7,566	—
OTHER ASSETS
Deferred costs, non-current	10,852	11,667
Deferred income tax assets	1,030	2,630
Other assets, non-current	2,216	2,513
Total assets	$461,663	$447,440
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$4,256	$4,274
Accrued compensation	16,950	22,303
Accrued expenses	5,067	6,207
Deferred revenue	36,273	31,463
Operating lease liabilities	4,189	3,783
Total current liabilities	66,735	68,030
OTHER LIABILITIES
Deferred revenue, non-current	2,746	2,851
Operating lease liabilities, non-current	17,920	20,085
Deferred income tax liabilities	952	1,193
Other liabilities, non-current	—	405
Total liabilities	88,353	92,564
COMMITMENTS and CONTINGENCIES
STOCKHOLDERS’ EQUITY
Preferred stock, $0.001 par value; 5,000,000 shares authorized; 0 shares issued and outstanding	—	—
Common stock, $0.001 par value; 55,000,000 shares authorized; 36,739,368 and 36,104,619 shares issued; and 35,126,118 and 34,863,271 outstanding, respectively	37	36
Treasury stock, at cost; 1,613,250 and 1,241,348 shares, respectively	(65,247)	(46,297)
Additional paid-in capital	373,686	354,115
Retained earnings	68,613	48,973
Accumulated other comprehensive loss	(3,779)	(1,951)
Total stockholders’ equity	373,310	354,876
Total liabilities and stockholders’ equity	$461,663	$447,440

SPS COMMERCE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited, in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Revenues	$75,573	$68,529	$149,765	$135,463
Cost of revenues	24,326	23,700	47,870	45,067
Gross profit	51,247	44,829	101,895	90,396
Operating expenses
Sales and marketing	18,611	17,545	36,910	35,467
Research and development	7,466	6,509	15,034	12,701
General and administrative	12,743	10,179	24,652	22,949
Amortization of intangible assets	1,316	1,266	2,652	2,570
Total operating expenses	40,136	35,499	79,248	73,687
Income from operations	11,111	9,330	22,647	16,709
Other income (expense)
Interest income, net	226	813	866	1,390
Other income, net	1,242	240	1	193
Change in earn-out liability	—	400	(72)	344
Total other income, net	1,468	1,453	795	1,927
Income before income taxes	12,579	10,783	23,442	18,636
Income tax expense	1,385	1,987	2,733	3,027
Net income	$11,194	$8,796	$20,709	$15,609

Net income per share
Basic	$0.32	$0.25	$0.59	$0.45
Diluted	$0.31	$0.24	$0.58	$0.43

Weighted average common shares used to compute net income per share
Basic	35,030	35,010	35,051	34,976
Diluted	36,016	36,020	35,995	36,006

Shares and per share data have been adjusted for all periods presented to reflect a two-for-one stock split effective August 22, 2019.

SPS COMMERCE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; in thousands)

	Six Months Ended
	June 30,
	2020	2019
Cash flows from operating activities
Net income	$20,709	$15,609
Reconciliation of net income to net cash provided by operating activities
Deferred income taxes	1,443	2,634
Change in earn-out liability	72	(344)
Depreciation and amortization of property and equipment	6,276	5,324
Amortization of intangible assets	2,652	2,570
Provision for credit losses	3,020	1,504
Stock-based compensation	9,353	8,169
Other, net	(129)	(357)
Changes in assets and liabilities
Accounts receivable	(7,071)	(4,769)
Deferred costs	275	(56)
Other current and non-current assets	3,141	(549)
Accounts payable	321	(490)
Accrued compensation	(6,166)	(5,210)
Accrued expenses	(964)	404
Deferred revenue	4,705	5,250
Operating leases	(842)	(27)
Net cash provided by operating activities	36,795	29,662
Cash flows from investing activities
Purchases of property and equipment	(8,396)	(5,351)
Purchases of investments	(55,144)	(44,548)
Maturities of investments	31,050	37,725
Net cash used in investing activities	(32,490)	(12,174)
Cash flows from financing activities
Repurchases of common stock	(18,950)	(8,966)
Net proceeds from exercise of options to purchase common stock	9,426	3,371
Net proceeds from employee stock purchase plan	1,550	1,079
Payment for earn-out liability	(688)	—
Net cash used in financing activities	(8,662)	(4,516)
Effect of foreign currency exchange rate changes	(45)	192
Net increase in cash and cash equivalents	(4,402)	13,164
Cash and cash equivalents at beginning of period	179,252	133,859
Cash and cash equivalents at end of period	$174,850	$147,023

SPS COMMERCE, INC.
NON-GAAP RECONCILIATION
(Unaudited; in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Net income	$11,194	$8,796	$20,709	$15,609
Depreciation and amortization of property and equipment	3,138	2,688	6,276	5,324
Amortization of intangible assets	1,316	1,266	2,652	2,570
Investment income, net	(332)	(813)	(972)	(1,390)
Income tax expense	1,385	1,987	2,733	3,027
Stock-based compensation expense	5,009	2,875	9,353	8,169
Realized gain from foreign currency on cash and investments held	(1,370)	-	(127)	-
Other	82	(400)	154	(461)
Adjusted EBITDA	$20,422	$16,399	$40,778	$32,848

Net income	$11,194	$8,796	$20,709	$15,609
Stock-based compensation expense	5,009	2,875	9,353	8,169
Amortization of intangible assets	1,316	1,266	2,652	2,570
Realized gain from foreign currency on cash and investments held	(1,370)	-	(127)	-
Other	82	(400)	154	(461)
Income tax effects of adjustments	(2,886)	(1,723)	(5,912)	(4,366)
Non-GAAP income	$13,345	$10,814	$26,829	$21,521

Shares used to compute non-GAAP income per share
Basic	35,030	35,010	35,051	34,976
Diluted	36,016	36,020	35,995	36,006

Non-GAAP income per share
Basic	$0.38	$0.31	$0.77	$0.62
Diluted	$0.37	$0.30	$0.75	$0.60

Shares and per share data have been adjusted for all periods presented to reflect a two-for-one stock split effective August 22, 2019.

Contact:
Investor Relations
The Blueshirt Group
Irmina Blaszczyk
Lisa Laukkanen
SPSC@blueshirtgroup.com
415-217-4962